AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF SUBSIDIARY AND ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Subsidiary and Assumption of Obligations (“Transfer and Assumption Agreement”) is made as of July 30, 2013, by Southern Products, Inc., a Nevada corporation (“Assignor”), Edward Meadows (“Assignee”), and Sigmac USA, Inc., a Nevada corporation (“Subsidiary”).

WHEREAS, Assignor is the sole stockholder of Subsidiary; and

WHEREAS, through both its own direct operations and through the Subsidiary, Assignor has been engaged in the business of consumer electronics, including, but not limited to, the design, assembly, import, marketing and sale of models of Sigmac-branded flat panel televisions into the U.S. market (the “Business”); and

WHEREAS, Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the issued and outstanding stock and any other form of ownership interest in the Subsidiary, along with all the assets of the Business held or owned by the Assignor, and, in connection therewith, Subsidiary has agreed to accept and assume all of the liabilities of Assignor relating to the Business, to the Subsidiary, and to Assignor’s operations prior to the date of this Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Assignment of Subsidiary.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor and Subsidiary, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and his successors and assigns, all of Assignor’s capital stock and any other form of ownership interest in Sigmac USA, Inc., a Nevada corporation.

Section 2. Assumption.

2.1 Assumed Liabilities. As of the date hereof, Subsidiary hereby assumes and agrees to pay, perform and discharge, fully and completely, all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or un-accrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Business, the Subsidiary, and/or to any aspect of Assignor’s operations prior to the date of this Agreement (the “Liabilities”). In no event, however, does Assignee agree to take any personal responsibility for any such Liabilities.

2.2 Indemnity. Subsidiary shall indemnify and hold harmless the Assignor for any loss, liability, claim, damage, or expense arising from or in connection with any claim relating to or arising out of any Liabilities.

Section 3. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Transfer and Assumption Agreement.

Section 4. Governing Law and Venue. This Agreement shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. The parties agree that the exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Agreement shall be the state or federal courts in Clark County, Nevada. The parties hereby consent to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

Section 5. Waiver of Right to Trial by Jury. Each of the parties hereto hereby waives any right to trial by jury of any claim, demand, action or cause of action (a) arising under this agreement or any other instrument, document or agreement executed or delivered in connection herewith or therewith, or (b) in any way connected with or related or incidental to the dealings of the parties hereto or any of them in respect to this agreement. Each of the parties hereto represents that it has reviewed this waiver and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. Each of the parties hereto agrees that the other may file a copy of this agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

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Section 6 Understanding of Agreement. The parties each acknowledge that they have fully read the contents of this Agreement and that they have had the opportunity to obtain the advice of counsel of their choice, and that they have full, complete and total comprehension of the provisions hereof and are in full agreement with each and every one of the terms, conditions and provisions of this Agreement. As such, the parties agree to waive any and all rights to apply an interpretation of any and all terms, conditions or provisions hereof, including the rule of construction that such ambiguities are to be resolved against the drafter of this Agreement. For the purpose of this instrument, the parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case had this instrument been jointly conceived and drafted.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

Southern Products, Inc.

By: /s/ Darren M. Magot

Darren M. Magot, President

Sigmac USA, Inc.

By: /s/ Edward Meadows

Edward Meadows, President

Assignee

/s/ Edward Meadows

Edward Meadows

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